UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2013

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Infinera Corporation (the “Company”) reaffirms its guidance for the Company’s second quarter of fiscal 2013 of expected revenues in the range of $130 million to $140 million and expected gross margin levels of between 37% and 39%, which was provided during the Company’s conference call reporting its first quarter of fiscal 2013 financial results on April 24, 2013.

Expected gross margin levels are non-GAAP and exclude stock-based compensation expense and future restructuring charges (if any), which cannot be estimated prospectively.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K is being furnished under Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” that involve risks, uncertainties and assumptions. These forward-looking statements include statements regarding the Company’s guidance for the second quarter of fiscal 2013, including expected revenues and gross margin levels. These statements reflect the current views and assumptions of the Company, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, those set forth in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission, as well as any subsequent reports filed with or furnished to the Securities and Exchange Commission. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. We assume no obligation to, and do not currently intend to, update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: May 22, 2013	By:	/s/ ITA M. BRENNAN
Ita M. Brennan Chief Financial Officer